                                                                   Exhibit 10.41

                                 FIRST AMENDMENT

     THIS FIRST AMENDMENT (this "Amendment") is made as of February 24, 2000, by and among PIEDMONT COCA-COLA BOTTLING PARTNERSHIP, a Delaware general partnership (the "Borrower"), the lending institutions signatory hereto (the "Lenders"), and GENERAL ELECTRIC CAPITAL CORPORATION, as agent (the "Agent", or in its capacity as a Lender, "GECC"). Capitalized terms not otherwise defined herein shall be ascribed the meanings set forth in the Loan Agreement (defined hereafter).

     WHEREAS, Borrower has heretofore entered into that certain Loan Agreement, dated as of May 28, 1996, with the Lenders and LTCB Trust Company ("LTCB"), as agent (the "Loan Agreement"), pursuant to which the Lenders have agreed to make term loans in the amount of $195,000,000 (the "Loan") to the Borrower; and

     WHEREAS, effective October 6, 1999, LTCB has assigned all of its interests as a Lender under the Loan Agreement to GECC and LTCB has resigned its position as agent under the Loan Agreement; and

     WHEREAS, effective October 6, 1999, the Agent has been appointed by the Required Banks to serve as agent under the Loan Agreement in replacement of LTCB; and

     WHEREAS, in light of the change in agent under the Loan Agreement from LTCB to Agent, the Borrower has requested that the Agent and the Lenders agree to amend certain definitions contained in the Loan Agreement and make certain other modifications to the Loan Agreement and the other Loan Documents as more particularly set forth below; and

     WHEREAS, the Agent and the Lenders signing this Amendment are willing to amend such definitions and make certain other modifications to the Loan Agreement all upon the terms and conditions set forth in this Amendment.

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Amendment of Definitions. Subject to the terms and conditions of this
     ------------------------
     Amendment, the Loan Agreement and the other Loan Documents are hereby amended as follows:

     (a) The definition of "LIBOR" in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

               "'LIBOR' shall mean, for any Interest Period, the rate
                 -----
               per annum, as determined by the Agent (rounded upwards, if necessary, to the nearest 1/16 of 1%) to be the rate for deposits in Dollars for the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time, two Business Days prior to the first day of such Interest Period having a term comparable to such

               Interest Period and in an amount comparable to the principal amount of the Loan scheduled to be outstanding for such Interest Period. If, for any reason, such rate is not available, then 'LIBOR' shall mean the rate per annum at which, in the opinion of the Agent, Dollars in an amount comparable to the principal amount of the Loan scheduled to be outstanding are being offered to leading banks for settlement in the London interbank market at approximately 11:00 a.m. London time, two Business Days prior to the first day of such Interest Period having a term comparable to such Interest Period."

     (b) The definition of "Prime Rate" in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof

               "'Prime Rate' shall mean the rate of interest from day
                 ----------
               to day announced by the Agent as the higher on that day of (i) the rate publicly quoted from time to time by The Wall Street Journal in the Money Rates section as
               -----------------------
               the 'prime rate' (or, if The Wall Street Journal ceases
                                        -----------------------
               quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled 'Selected Interest Rates' as the bank prime loan rate or its equivalent), and (ii) the weighted average of the interest rates on overnight federal funds transactions among members of the Federal Reserve System plus fifty (50) basis points per annum. Each change in any interest rate provided for herein or in the Notes based upon the Prime Rate resulting from a change in the Prime Rate shall take effect at the time of such change in the Prime Rate."

     (c) The definition of "Reference Banks" in Section 1.01 is hereby deleted in its entirety. Any reference to the term "Reference Banks" elsewhere in the Loan Documents shall be deemed to be a reference to Agent.

     (d) Any reference in any of the Loan Documents to LTCB shall be deemed to be a reference to GECC.

2.   Change of Notice Address; Lending Offices. The notice address for each of
     -----------------------------------------
     Agent and GECC shall be as follows:

     Address:                3379 Peachtree Road, Northeast

                             Suite 600

                             Atlanta, Georgia 30326

     Telex No.:

     Telecopier No.: (404) 262-9034

     Telephone No.:  (404) 814-3100

     Attention:              Ms. Elaine Moore, Senior Vice President

The Lending Office (LIBOR) of GECC shall be as follows:

     Address:                3379 Peachtree Road, Northeast

                             Suite 600

                             Atlanta, Georgia 30326

The Lending Office (Base Rate) of GECC shall be as follows:

     Address:                3379 Peachtree Road, Northeast

                             Suite 600

                             Atlanta, Georgia 30326

3.   Representations and Warranties. The Borrower hereby represents and warrants
     ------------------------------
     to the Agent and the Lenders that (a) this Amendment has been duly authorized, executed and delivered by the Borrower, (b) no Default or Event of Default has occurred and is continuing as of this date, and (c) all of the representations and warranties made by the Borrower Sections 7.01 through 7.03, 7.07 through 7.14, 7.16, 7.19 through 7.21, and 7.24 through
     7.25 of the Loan Documents are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date). Any breach by the Borrower of any of the representations and warranties contained in this Section shall be an Event of Default for all purposes under the Loan Agreement and the other Loan Documents.

4.   Conditions Precedent. The effectiveness of the amendments in Section 1 of
     --------------------
     this Amendment shall be conditioned upon receipt by the Agent of the following (or upon the written waiver thereof approved and executed by the Agent and the Required Banks, in their respective discretion):

     (a) The Agent shall have received a certificate of an appropriate officer of the Borrower, in form and substance satisfactory to the Agent, with respect to (i) the organizational documents of the Borrower, (ii) the resolutions authorizing the execution, delivery and performance of this Amendment and all documents executed and delivered to the Agent in connection therewith and (iii) the incumbency of officers of such Credit Party authorized to execute and deliver this Amendment.

     (b) The Agent shall have received evidence satisfactory to it of the Borrower's existence and good standing in its jurisdiction of formation.

     (c) The Agent shall have received an opinion of counsel to the Borrower regarding (i) the due authorization and execution of the this Amendment, (ii) the enforceability of this Amendment and (iii) such other matters as may be requested by the Agent or the Required Banks, all in form and substance satisfactory to the Agent and the Required Banks.

     (d) The Agent shall have received such other documents, certificates and instruments as the Agent may reasonably request.

     (e) The Agent shall have received all fees and expenses incurred by the Agent in connection with the negotiation, preparation and execution of this Amendment including, without limitation, the legal fees and other out of pocket expenses of the Agent.

5.   Ratification. The Borrower hereby ratifies and reaffirms each and every
     ------------
     term, covenant and condition set forth in the Loan Agreement and all other documents delivered by the Borrower in connection therewith (including without limitation the other Loan Documents to which the Borrower is a party), effective as of the date hereof.

6.   Estoppel. To induce the Agent and the Lenders to enter into this Amendment,
     --------
     the Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of the Borrower as against the Agent or any Lender with respect to the obligations of the Borrower to the Agent or any Lender under the Loan Agreement or the other Loan Documents, either with or without giving effect to this Amendment. The Borrower hereby confirms its obligation to repay the entire outstanding principal balance of the Loan, together with all interest accrued thereon, and any other charges and fees now due or hereafter becoming due to Agent or any Lender, all in accordance with the provisions of the Loan Agreement and the other Loan Documents.

7.   Effectiveness of this Amendment. All of the provisions of this Amendment
     -------------------------------
     shall be effective immediately upon the delivery to the Agent of this Amendment executed by the Borrower, the Agent and the requisite number of Lenders whose consent is required under the Loan Agreement to effect the amendments herein.

8.   Reimbursement of Expenses. The Borrower agrees that it shall reimburse the
     -------------------------
     Agent on demand for all costs and expenses (including, without limitation, reasonable attorney's fees) actually incurred by the Agent in connection with the negotiation, preparation and execution of the Amendment and all documents executed and delivered to the Agent in connection therewith. The reimbursement obligations under this Amendment shall constitute Obligations under the Loan Agreement.

9.   Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
     -------------
     ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.  Severability of Provisions. Any provision of this Amendment which is
     --------------------------
     prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the Borrower hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

11.  Successors and Assigns; Counterparts; Facsimile Delivery. This Amendment
     --------------------------------------------------------
     shall be binding upon all parties hereto, their successors and permitted assigns. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one instrument. This Amendment may be delivered by facsimile transmission with the same effect as if originally executed counterparts of this Amendment were delivered to all parties hereto.

12.  Entire Agreement. The Loan Agreement and the other Loan Documents, as
     ----------------
     amended by this Amendment, embody the entire agreement among the parties hereto relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:                                  AGENT:
--------                                   -----

PIEDMONT COCA-COLA BOTTLING COMPANY        GENERAL ELECTRIC CAPITAL CORPORATION
PARTNERSHIP, a Delaware general
partnership,

By: Coca Cola Bottling Co. Consolidated,
a Delaware corporation, being the Manager
of the Borrower, duly authorized by each
of the general partners of the Borrower


By: /s/ CLIFFORD M. DEAL, III              By: /s/ ELAINE L. MOORE
   --------------------------------------     ----------------------------------
Name:  Clifford M. Deal, III               Name:  Elaine L. Moore
Title: VP & Treasurer                      Title: SVP

GENERAL ELECTRIC CAPITAL CORPORATION,      COMMERZBANK AG, as Lender
as Lender                                  NEW YORK AND GRAND CAYMAN BRANCHES


By: /s/ ELAINE L. MOORE                    By: /s/ HARRY P. YERGEY     /s/ W. DAVID SUTTLES
   --------------------------------------     ---------------------------------------------
Name:  ELAINE L. MOORE                     Name:  Harry P. Yergey      W. David Suttles
Title: SVP                                 Title: SVP & Manager        Vice President

  W. DAVID SUTTLES
  ----------------
  W. David Suttles
  Vice President


CREDIT SUISSE FIRST BOSTON, as Lender      DEUTSCHE BANK AG, New York and/or
                                           Cayman Islands branches, as Lender



By: /s/ ROBERT N. FINNEY  THOMAS G. MUOIO  By: /s/ SUSAN L. PEARSON
   --------------------------------------     ----------------------------------
Name:  Robert N. Finney   Thomas G. Muoio  Name:  Susan L. Pearson
Title: Managing Director  Vice President   Title: Director

                                           /s/ ALEXANDER KAROW
                                           -------------------------------------
                                           Alexander Karow
                                           Assistant Vice President




DG BANK, as Lender                            FLEET NATIONAL BANK, as Lender



By: /s/ J.W. SOMERS    /s/ KURT A. MORRIS     By:  /s/ THOMAS ENGELS
   --------------------------------------     ----------------------------------
Name:  J.W. Somers     Kurt A. Morris         Name:  Thomas Engels
Title: S.V.P.          Vice President         Title: Sr. Vice President



INDUSTRIAL BANK OF JAPAN, LTD., as Lender  KBC BANK, as Lender




By: /s/ MINAMI MICRA                          By: /s/ ROBERT SNAUFFER        /s/ PATRICK A. JANSSENS
   --------------------------------------        ---------------------------------------------------
Name:   Minami Micra                          Name:   Robert Snauffer        Patrick A. Janssens
Title:  Vice President                        Title:  First Vice President   Vice President



SOCIETE GENERALE, as Lender                   WACHOVIA BANK OF NORTH
                                              CAROLINA, N.A., as Lender



By: /s/ ROBERT PETERSEN                       By: /s/ CHRISTOPHER L. FINCHER
   --------------------------------------         ----------------------------------
Name:   Robert Petersen                       Name:   Christopher L. Fincher
Title:  Vice President                        Title:  Senior Vice President


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